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                                                                   EXHIBIT 10.21

                      CONFIDENTIAL RESIGNATION AGREEMENT
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                         AND GENERAL RELEASE OF CLAIMS
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1.   Sujata Luther ("Employee") was employed by Brio Technology, Inc. (the
"Company") on or about June 12, 2000. Employee has now decided to resign from her employment with the Company. It is the Company's desire to provide Employee with certain benefits that she would not otherwise be entitled to receive upon her resignation and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below. This Agreement will become effective on the eighth day after it is signed by Employee (the "Effective Date"), provided that Employee has not revoked this Agreement (by written notice to Nancy Raab at the Company) prior to that date.

2. Employee hereby resigns voluntarily from her employment with the Company effective as of March 30, 2001 (the "Resignation Date"). During the period between the Effective Date and the Resignation Date (the "Transition Period"), Employee will continue to perform her duties for the Company in a professional and satisfactory manner.

3. During the Transition Period, the Company will provide Employee with the following compensation and benefits:

     (a) continued payment of Employee's salary at her current base salary rate ($20,833.33 per month), less applicable withholdings; and
     (b) any stock options granted to Employee by the Company will continue to vest through the Resignation Date (but not thereafter) in accordance with the terms of the applicable stock option agreements between Employee and the Company; and
     (c) Employee will continue to be covered by the Company's group health insurance plan through March 30, 2001; thereafter, Employee may elect to purchase continued group health insurance coverage at her own expense in accordance with COBRA; and
     (d) the Company will continue to provide Employee with the employment fringe benefits that she is currently receiving from the Company.

4. Following the Resignation Date, as consideration of the release of claims below, the Company shall provide Employee with the following benefits when this Agreement becomes effective:
     (a) the Company hereby waives its rights to recover all or any part of the signing bonus and/or relocation expense advance that the Company provided to Employee pursuant to her employment agreements of May 17 and 31, 2000;

     Employee further acknowledges that she is responsible for any and all relocation expenses in excess of the $6,550.21 including the monetary amount itemized on the ACE Relocation Systems, Inc. invoice as set forth in Annex 1; and Employee acknowledges that she has been paid all wages and accrued, unused vacation that Employee earned during her employment with the Company. Employee understands and acknowledges that she shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 4.

5. Employee and her successors release the Company and its shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the Resignation Date, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.

6. Employee acknowledges that she has read section 1542 of the Civil Code of the State of California, which states in full: A general release does not extend to claims, which the creditor does not know or suspect to exist in his
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favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Employee waives any rights that she has or may have under section 1542 to the full extent that she may lawfully waive such rights pertaining to this general release of claims, and affirms that she is releasing all known and unknown claims that she has or may have against the parties listed above.

7. Employee acknowledges and agrees that she shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Employee.

8. Employee agrees that she shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than her immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Employee further agrees that she will not, at any time in the future, make any critical or disparaging statements about the Company, its products or its employees, unless such statements are made truthfully in response to a subpoena or other legal process.

9. Employee agrees that for a period of 12 months following the Resignation Date, she will not, on behalf of herself or any other person or entity, directly or indirectly solicit any employee of the Company to terminate his/her employment with the Company.

10. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in that action.

11. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 7. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.

EMPLOYEE UNDERSTANDS THAT SHE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING
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THIS AGREEMENT AND THAT SHE IS GIVING UP ANY LEGAL CLAIMS SHE HAS AGAINST THE
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PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS
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THAT SHE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT SHE MAY REVOKE
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IT AT ANY TIME DURING THE 7 DAYS AFTER SHE SIGNS IT, AND THAT IT SHALL NOT
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BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT
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SHE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE
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FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 3.
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Dated: May 19, 2001                           /s/ Sujata Luther
Dated: May 19, 2001                           Brio Technology, Inc.
                                              By: /s/ Nancy Raab
                                              VP, Human Resources